Exhibit 10.35
EXTERRAN HOLDINGS, INC.
NOTICE OF SECOND AMENDMENT TO GRANT OF
UNIT APPRECIATION RIGHTS
     THIS SECOND AMENDMENT TO GRANT OF UNIT APPRECIATION RIGHTS (the “Amendment”) is delivered by Exterran Holdings, Inc., a Delaware corporation (the “Company”).
W I T N E S S E T H:
     WHEREAS, Universal Compression Holdings, Inc. previously granted to the Grantee unit appreciation rights (“UARs”) with respect to Common Units of Universal Compression Partners, L.P., pursuant to the terms and conditions set forth in an award agreement, as amended (the “Agreement”); and
     WHEREAS, as of August 20, 2007, the Company assumed the obligations of Universal Compression Holdings, Inc., with respect to the UARs granted under the Agreement and the Compensation Committee of the Board of Directors of the Company (the “Committee”) has the authority to determine the terms and conditions of the Agreement; and
     WHEREAS, the Committee desires to amend the Agreement to comply with the final regulations issued under Section 409A of the Internal Revenue Code;
     NOW, THEREFORE, effective as of the close of business on December 31, 2008, the Agreement is hereby amended as follows:
     1. Paragraph 10 of the Agreement (“Section 409A”) is hereby amended by adding the following sentence to the end thereof:
“If the Grantee is a ‘specified employee’ within the meaning of Code Section 409A as of the date his employment with the Company terminates prior to January 1, 2009, and his UARs vest due to his termination, then any UARs exercised by the Grantee during the six month period commencing on his termination date shall not be paid until the second day following the end of such six month period (or, if earlier, the date of Executive’s death).”

     2. The Agreement shall remain in full force and effect and, as amended by this Amendment, is hereby ratified and affirmed in all respects.
     IN WITNESS WHEREOF, the Company has executed this Second Amendment on this 18th day of December, 2008, with an effective date of December 31, 2008.

EXTERRAN HOLDINGS, INC.
By:
Stephen A. Snider
Chairman of the Board

     Grantees are advised to keep a copy of this Notice of Second Amendment with the Agreement for future reference.

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